UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2007

eMax Holdings Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	33-20394-D	84-1099450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 S 700 St B149
Salt Lake City, Utah 84102
(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 585-2065

Gateways To Space, Inc.
(Former name or former address, if changed since last report)

eMax Holdings Corporation

Table of Contents
on
Form 8-K

Item 5.01. Changes in Control of Registrant

As reported in releases dated March 6, 2007 and May 8, 2007, Gold Rush Investments Corp. had signed a letter of intent to acquire and merge with EMAX Holdings Corporation and subsequently Management finalized the transaction.

On May 2, 2007 the Boards of Directors and shareholders of the companies, Gold Rush Investment Corp., a Utah corporation ("GoldRush"), and eMax Holdings Corporation, a Delaware corporation ("eMax"), reviewed a proposed Stock Exchange Agreement and Plan of Merger (the "Merger Agreement") both companies approved the merger on May 2, 2007. On May 2, 2007, the holders of a majority of the issued and outstanding shares of common stock, $.000001 par value, of eMax agreed and voted to approve the Merger Agreement. In addition, on May 2, 2007, the holders of a majority of the issued and outstanding shares of common stock, $.000001 par value, of GoldRush voted to approve the Merger.

On May 8, 2007, Gold Rush Investment Corp., a Utah corporation ("GoldRush"), and eMax Holdings Corporation, a Delaware corporation ("eMax"), executed the Stock Exchange Agreement and Plan of Merger (the "Merger Agreement") providing  for the acquisition  of eMax by GoldRush through the merger (the "Merger") of eMax into GoldRush. The Merger was executed on May 8, 2007 and became effective as of the close of business on June 8, 2007, when Articles of Merger of eMax with GoldRush were filed with the State of Delaware Division of Corporations and the State of Utah’s Division of Corporations.  As a result of the Merger, Gold Rush Investments Corp. is the surviving corporation of the merger. Gold Rush Investments Corp name was changed to eMax Worldwide, Inc. and eMax Holdings Corporation was dissolved in the State of Delaware.

Upon consummation of the Merger, each one share of EMAX Holdings Corporation Common Stock was converted into the right to receive one share of common stock in Gold Rush Investments Corp (par value $0.0001 per share).

For a more detailed description of the Merger, reference is made to Exhibit 2.1 (Merger Agreement).

Prior to the Merger, Gold Rush Investments Corp used its assets (including plant, network, equipment or other physical property) to develop, and market media, news, entertainment, technology services and products to customers. Gold Rush intends that as a consolidated company the registrant will continue to operate in the same areas of operations and use such assets for the same purpose. It is intended to change the name of Gold Rush Investment Corporation to EMAX Worldwide, Inc.

Subsequent to the Merger, it is Gold Rush intention that EMAX Worldwide will be operated by substantially all of the officers of Gold Rush prior to the Merger. Roxanna Weber has agreed to assume the role of Chairman and President for an interim period. The by-laws of EMAX Holdings Corporation will continue without change.

A copy of the Exchange Agreement is attached hereto as an exhibit. The foregoing description is modified by such reference.

(b)  The following table sets forth certain information regarding beneficial ownership of the common stock of GOLD RUSH INVESTMENTS as of May 8, 2007, (prior to the issuance of 393,775,562 shares pursuant to the Exchange Agreement) by:

•	each person or entity known to own beneficially more than 5% of the common stock or 5% of the preferred stock;
•	each of GOLD RUSH Investment’s directors;
•	each of GOLD RUSH Investment’s named executive officers; and
•	all executive officers and directors of GOLD RUSH INVESTMENTS as a group.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership

COMMON STOCK	DIANNE CHRISTMAS, PRESIDENT AND DIRECTOR	2.1%	1,000,000

	GOLD RUSH HOLDINGS INC. (2)	77.25%	37,417,968

	DORLISS BRIGHT, DIRECTOR	2.1%	1,000,000

	TOTAL	81.45%	39,417,968

1.	Except as otherwise set forth, the address for each of these shareholders is c/o EMAX WORLDWIDE, INC. 300 SOUTH 700, Suite B149 Salt Lake City, Utah 84102

2.	DiAnne Christmas is the trustee for the shareholders of Gold Rush Holdings Inc.

There is currently no arrangement, known to the Registrant, including any pledge by any person of securities of the Registrant or any of its parents, the operation of which may at a subsequent date result in a further change in control of the Registrant. The Registrant shall file with the Securities and Exchange Commission a statement on Schedule 14F reporting the events occurring in connection with the Agreement, and the new officers and director shall file with the Securities and Exchange Commission a statement on Schedule 13D reporting its acquisition of the Purchased Securities.

1.	Except as otherwise set forth, the address for each of these shareholders is c/o EMAX WORLDWIDE, INC. 358 700, Suite B149 Salt Lake City, Utah 84102

To the knowledge of the Registrant, there are not any arrangements or understandings among members of the former and new control groups and their associates with respect to the election of directors or other matters with respect to the Registrant, except that the aforementioned Agreement provided for the resignations of DiAnne Christmas as director and officer of the Registrant. The previous directors of the Registrant, DiAnne Christmas subsequently elected the following officers and directors (provided that the election of such directors shall be effective ten (10) days after the date of the Registrant’s filing of an Information Statement pursuant to Rule 14F-1) to replace them:

Board of Directors	Officers

Roxanna Weber	Roxanna Weber as President and Chairman
Dr. Slavojlub Stefanovic	Dr. Slavojlub Stefanovic as Director
Dorliss Bright	Dorliss Bright as Director

Roxanna Weber has a diverse background in all areas of corporate management and finance.   She has over 25 years experience working with corporate legal and financial counsels and has worked with such diverse institutions as the World Bank’s Latin America International Economical Development Committee, the Canadian Venture Exchange and NASDAQ. Roxanna brings to the company over 25 years experience in real estate acquisition and development and has owned her own custom home building and commercial and Real Estate acquisition and development business. Roxanna has worked for prominent Real Estate firms such as Coldwell Banker Commercial, and REMAX, specializing in Commercial and Land Acquisition and Sales. Ms. Weber has over twenty years experience in the areas of personnel management, corporate finance, taxation, contract negotiations and legal planning matters. Roxanna is also a seasoned vocalist, composer, and percussionist and has performed live and on numerous recording sessions with major recording artists for nearly twenty years.

Dr. Stefanovic has 35 plus years experience in Finance, real estate, Retail, Import/Export and the Hospitality Industries. Dr. Stefanovic is the President/Founder of the company, Euro-American Finance Network, Inc, (EAFN). EAFN owns and operates 4 commercial investment properties, 2 lodging facilities, Retail Outlet and Gasoline Station, a Historic Building with 4 units, and an import/export business. EAFN also has bought and sold approximately 600 acres in Georgia and Texas and has been concentrating on commercial development. Dr. Stefanovic will work closely to help EMAX evaluate and determine several new commercial real estate property acquisitions.

Mr. Dorliss Bright brings to EMAX Holdings Corporation over 30 years experience in the advertising, marketing, print, TV and interactive media industries. Mr. Bright for many years owned and operated a full service advertising agency and has managed in excess of $20 million a year in annual billings. Mr. Bright will work with the company to help with all the branding needs of the company and to work with the EMAX Media to oversee all media development projects. Some of Mr. Bright’s clients include: Walt Disney World, JobWarehouse.com, AldoAldoAldo.com Career Portal, A-EConcepts.com, IBM, Siemens, General Electric, Ford Motor Company, Dole Foods, Toshiba, EPSON, DON KING Productions, American National Ltd., Barry Financial Group, Ron Jon’s, FARO Technologies Inc., Milliuiumdoctor.com, E-Surety, DiGiDOX, Bacardi, Motorola, Champion Spark Plus, Mr. Gasket Inc., Star Media, and Marriott Vacation Club International. http://www.macbright.net.

There is currently no arrangement known to the Registrant, including any pledge by any person of securities of the Registrant, the operation of which may at a subsequent date result in a further change in control of the Registrant. The Registrant shall file with the Securities and Exchange Commission a statement on Schedule 14F reporting the events occurring in connection with the Agreement, and eMax shall file with the Securities and Exchange Commission a statement on Schedule 13D reporting its acquisition of the Purchased Securities.

Item 2.01. Acquisition or Disposition of Assets

(Pursuant to an Exchange Agreement (the "Exchange Agreement") dated as of May 8, 2007 between EMAX Holdings, Inc. ("EMAX"), a Delaware corporation, and Gold Rush Investments Holdings, Inc., a Utah corporation ("GOLD RUSH INVESTMENTS" or the "Company") all of the outstanding shares of common stock of EMAX Holdings Corporation were exchanged for 393,775,562,000 shares of common stock of GOLD RUSH in a transaction in which GOLD RUSH INVESTMENTS became the surviving parent corporation of EMAX.

The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of EMAX and approved by the consent of the shareholders of EMAX on May 2, 2007. The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of GOLD RUSH INVESTMENTS on May 2, 2006. No approval of the shareholders of GOLD RUSH INVESTMENTS is required under applicable state corporate law.

Prior to the exchange, GOLD RUSH had 48,437,500 shares of common stock outstanding and then the company issued 393,775,562 shares of common stock in exchange for all the issued and outstanding shares of stock in EMAX HOLDINGS CORPORATION.

The registrant’s shareholders approved an amendment to the Company's Articles of Incorporation, changing the name of the Company from Gold Rush Investment Corp to "EMAX Worldwide, Inc."

The consideration exchanged pursuant to the Exchange Agreement was negotiated between Gold Rush Investments and EMAX.

In evaluating GOLD RUSH INVESTMENTS and EMAX Holdings Corporation for the merger terms both companies used criteria such as the value of the assets and stock value of GOLD RUSH INVESTMENTS and EMAX Holdings Corporation, and the operating history, and other anticipated operations, and GOLD RUSH Investment’s and EMAX Holdings Corporations business trade names and reputation. EMAX and Gold Rush determined that the consideration for the merger and the basis of the stock for stock exchange was reasonable.

EMAX WORLDWIDE, INC. intends to continue and grow its historical businesses.

Item 3. Bankruptcy or Receivership

Not applicable.

Item 4. Other Events

        Not applicable.

Item 5. Resignations of Registrant’s Directors

Not applicable.

Item 6.  Financial Statements, Pro Forma Financial Information and Exhibits

      (a)  Financial statements of business acquired.

                  Note: To be filed by amendment.

      (b)  Exhibit Index

Exhibit No.	Exhibit Description

23.1	Merger Agreement dated May 8, 2007, among EMAX Holdings Corporation, and Gold Rush Investments Corp. (Filed herewith.)

99.1	Press Release issued by Registrant, dated May 8, 2007 (Filed herewith.)

99.2	Press Release issued by Registrant, dated March 6, 2007 (Filed herewith.)

Item 7.  Change in Fiscal Year

    Not applicable.

Item 8.  Sales of Equity Securities Pursuant to Regulation S

    Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMAX Holdings Corporation

August 30, 2007	By:	/s/ Roxanna Weber
Roxanna Weber
	Title:	Chief Executive Officer